UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2013

Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Park Street, Rockville, CT	06066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 291-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Rockville Financial, Inc. (the “Company”) was held on May 16, 2013 (the “Annual Meeting”). There were 27,958,672 shares of Common Stock eligible to be voted at the Annual Meeting and 23,753,957 shares were represented at the meeting by the holders thereof, which constituted a quorum. The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	Three Directors were re-elected at the Annual Meeting, Joseph F. Jeamel, Jr. to serve for a one-year term, and Raymond H. Lefurge, Jr. and Stuart E. Magdefrau to serve for four-year terms by the following vote:

Director	For	Withheld	Non-Vote
Joseph F. Jeamel, Jr.	18,856,400	976,227	3,921,330
Raymond H. Lefurge, Jr.	19,028,193	804,434	3,921,330
Stuart E. Magdefrau	19,141,942	690,685	3,921,330

2.	Ratification of the appointment of Wolf and Company, P.C. as independent auditors of the Company for the year ending December 31, 2013 was approved by the stockholders by the following vote:

For	Against	Abstain
25,538,247	197,295	18,415

There were no broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2013	ROCKVILLE FINANCIAL, INC.
Registrant

	By:	/s/ William H. W. Crawford, IV
William H. W. Crawford, IV
President & Chief Executive Officer